BERKOVITS, LAGO & COMPANY, LLP
Certified Public Accountants and Consultants

INDEPENDENT REGISTERED ACCOUNTING FIRM CONSENT

The Board of Directors

Jefferson Capital Interests, Inc. and Subsidiaries

        We consent to the incorporation by reference into the registration statement on “Form SB-2 Amendment Number Three” of Jefferson Capital Interests, Inc. of our report, dated December 17, 2004 on our review of the interim consolidated financial statements of Jefferson Capital Interests, Inc. ( a development stage Company) as of September 30, 2004 and for the period then ended.
BERKOVITS, LAGO & COMPANY, LLP BY: /S/ BERKOVITS, LAGO & COMPANY, LLP —————————————— Certified Public Accountants and Consultants Fort Lauderdale, Florida December 17, 2004